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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

RAVEN INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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205 E. 6th Street
Sioux Falls, South Dakota
Telephone 605-336-2750

April 15, 2004

Dear Shareholder:

          You are cordially invited to join us for our Annual Meeting of Shareholders to be held on Wednesday, May 26, 2004, at 9:00 a.m. (Central Daylight Time) at the Ramkota Inn, Highway 38 and I-29, Sioux Falls, South Dakota.

          The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

          Your vote is important. Whether you own a few shares or many, it is important that your shares are represented. If you cannot attend the meeting in person, you may vote your shares as described in the following materials by completing and signing the proxy card and promptly returning it in the enclosed envelope.

          We look forward to seeing you at the meeting.

Sincerely,

Ronald M. Moquist
President and Chief Executive Officer

RAVEN INDUSTRIES, INC.

205 E. 6th Street
P.O. Box 5107
Sioux Falls, South Dakota 57117-5107
____________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 26, 2004
____________________________________________________

TO THE SHAREHOLDERS OF RAVEN INDUSTRIES, INC.

          PLEASE TAKE NOTICE that the Annual Meeting of Shareholders (the “Meeting”) of Raven Industries, Inc. (the “Company”) will be held pursuant to due call by the Board of Directors of the Company, at the Ramkota Inn, Highway 38 and I-29, Sioux Falls, South Dakota, on Wednesday, May 26, 2004, at 9:00 A.M. (C.D.T.) or at any adjournments or postponements thereof, for the following purposes:

          1.      To elect seven directors; and

          2.      To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

          Pursuant to due action of the Board of Directors, shareholders of record at the close of business on April 7, 2004, are entitled to notice of and to vote at the Meeting or any adjournments thereof.

          A Proxy for the Meeting is enclosed herewith. You are requested to fill in and sign the Proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope.

          If your Shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

By Order of the Board of Directors

Raven Industries, Inc.

Thomas Iacarella
Secretary

Approximate date of mailing of proxy material:
April 15, 2004

PROXY STATEMENT
of
RAVEN INDUSTRIES, INC.
205 E. 6th Street
P.O. Box 5107
Sioux Falls, South Dakota 57117-5107

Annual Meeting of Shareholders to be held
May 26, 2004

GENERAL

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Raven Industries, Inc. (the “Company” or “Raven”) to be used at the Annual Meeting (the “Meeting”) of Shareholders of the Company, which is to be held on Wednesday, May 26, 2004, at 9:00 A.M. (C.D.T.) at the Ramkota Inn, Highway 38 and I-29, Sioux Falls, South Dakota, or at any adjournments or postponements thereof. The approximate date on which this Proxy Statement and accompanying proxy were first sent or given to shareholders was April 15, 2004. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing or in open meeting or by such shareholder giving a valid proxy bearing a later date. Presence at the meeting by a shareholder who has signed a proxy does not alone revoke the proxy. Only shareholders of record at the close of business on April 7, 2004, (the “Record Date”) will be entitled to vote at the Meeting or any adjournments or postponements thereof.

VOTING SECURITIES AND PROXIES

          The Company has outstanding only one class of voting securities, Common Stock $1.00 par value, of which 9,037,332 shares were outstanding as of the close of business on the Record Date. Shareholders representing a majority of the shares of Common Stock outstanding and entitled to vote must be present in person or represented by proxy in order to constitute a quorum to conduct business at the Meeting. Each shareholder has cumulative voting rights in the election of directors and is, therefore, entitled to (i) give one nominee a number of shares equal to the number of directors to be elected (which is seven) multiplied by the number of shares to which such shareholder is entitled to vote, or (ii) distribute the total number of shares among as many nominees as the shareholder deems advisable to vote. Where cumulative voting is exercised, there shall be deemed elected the candidates receiving the most votes for places to be filled by such election. If cumulative voting is exercised, shares of a shareholder who either abstains, votes to withhold authority to vote for the nominees named below or who does not otherwise vote in person or by proxy (including broker-nominees) will not be counted for the election of directors. If no shareholder exercises its right to cumulate votes, then directors will be elected by the affirmative vote of a majority of shares of Common Stock represented at the meeting and eligible to vote. For this purpose, a shareholder who abstains with respect to the election of a director is considered to be present and entitled to vote on the election of a director at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote on the election of a director shall not be considered present and entitled to vote on the election of a director.

          Discretionary authority to cumulate votes is being solicited by the Board of Directors (the “Board”). Unless otherwise directed by a shareholder, the proxies named in the accompanying proxy card may elect to cumulate votes cast pursuant to a proxy by casting all such votes for one nominee or by distributing such votes among as many nominees as they deem desirable. If a shareholder desires to restrict the proxies named in the accompanying proxy card in casting votes for certain nominees, the shareholder should give such direction on the proxy card. On all matters other than the election of directors, each share of Common Stock is entitled to one vote.

OWNERSHIP OF COMMON STOCK

          The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) any person known by the Company to be the owner, of record or beneficially, of more than 5% of the Company’s outstanding Common Stock, (ii) each of the executive officers, directors and nominees for election to the Company’s Board of Directors, and (iii) all executive officers and directors as a group.

Name	Shares
of beneficial	beneficially		Percent of
owner	owned		class
Anthony W. Bour	23,431		*

David A. Christensen	496,714	(1)	5.5

Thomas S. Everist	6,100		*

Mark E. Griffin	100,990	(2)	1.1

Conrad J. Hoigaard	157,894		1.7

Thomas Iacarella	46,575	(3)	*

Cynthia H. Milligan	1,450		*

Ronald M. Moquist	435,003	(4)	4.8

Barbara K. Ohme	11,344	(5)	*

Daniel A. Rykhus	15,392	(6)	*

T. Rowe Price Associates, Inc.	1,192,500	(7)	13.2
100 E. Pratt Street
Baltimore, MD 21202

All executive officers, directors and nominees as a group (10 persons)	1,294,893	(8)	14.3

*	Less than 1%

          (1)Includes 323,059 shares owned by his wife, as to which he disclaims beneficial ownership.

          (2)Includes 84,998 shares held by John E. Griffin Trust of which Mark E. Griffin is co-trustee and 4,076 shares held as custodian for a minor child.

          (3)Includes 11,475 shares that may be purchased within 60 days by exercise of outstanding options.

          (4)Includes 53,750 shares that may be purchased within 60 days by exercise of outstanding options. Also includes 63,000 shares held by spouse.

          (5)Includes 3,600 shares that may be purchased within 60 days by exercise of outstanding options. Named Vice President-Administration on February 1, 2004.

          (6)Includes 10,312 shares that may be purchased within 60 days by exercise of outstanding options. Named Executive Vice President and Division Manager, Flow Controls Division on April 1, 2004.

          (7)Data obtained from shareholder’s most recent Schedule 13G as of December 31, 2003, filed with the SEC on February 13, 2004. The shareholder stated in that filing that: “These securities are owned by various individual and institutional investors, including T. Rowe Price Small Capital Value Fund, Inc. (which owns 1,045,500 shares,...) which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.”

          (8)Includes 79,137 shares that may be purchased within 60 days by exercise of outstanding options. Also includes 386,059 shares held by spouses of officers and directors, as to which beneficial ownership is disclaimed.

ELECTION OF DIRECTORS
Proposal No. 1

          Seven directors are to be elected at the Meeting, each director to hold the office until the next Annual Meeting of Shareholders, or until his or her successor is elected and qualified. All of the nominees listed below are now serving as directors and all of the nominees have consented, if elected, to serve as directors. Independence has been determined according to Nasdaq listing standards. The Governance Committee of the Board of Directors has nominated the following persons for election as directors:

	Principal Occupation, Business Experience Past	Director	Independent
Name of Nominee (Age)	Five Years and Directorships in Public Companies	Since	Director

Anthony W. Bour (66)	President and Chief Executive Officer Showplace Wood Products, Harrisburg, SD since 1999. Broker Associate Commercial Real Estate, Hegg Companies, Sioux Falls, SD. Director of U.S. Bank of South Dakota, Sioux Falls, SD.	1995	Yes

David A. Christensen (69)	Former President and Chief Executive Officer of the Company from 1971 to 2000. Director of Xcel Energy, Inc., Minneapolis, MN; and Medcomp Software, Inc., Colorado Springs, CO.	1971	Yes

Thomas S. Everist (54)	President and Chief Executive Officer of The Everist Company, Sioux Falls, SD; Former President and Chief Executive Officer, L.G. Everist, Inc., Sioux Falls, SD, 1987-2002. Director of MDU Resources, Bismarck, ND; SEH, Inc., Minneapolis, MN and Showplace Wood Products, Harrisburg, SD.	1996	Yes

Mark E. Griffin (53)	President and Chief Executive Officer of Lewis Drugs, Inc., Sioux Falls, SD since 1986. President and Chief Executive Officer of Griffson Realty Company, Fredin Associates and G.E.F. Associates, Sioux Falls, SD.	1987	Yes

Conrad J. Hoigaard (67)	Chairman of the Board of the Company. President and Chairman of the Board of Hoigaard’s Inc., Minneapolis, MN since 1972.	1976	Yes

Cynthia H. Milligan (57)	Dean of the College of Business Administration University of Nebraska-Lincoln since 1998. Director of Wells Fargo and Co., San Francisco, CA; Gallup Organization, Lincoln, NE; W.K. Kellogg Foundation, Battle Creek, MI and Calvert Funds, Bethesda, MD.	2001	Yes

Ronald M. Moquist (58)	President and Chief Executive Officer of the Company since 2000. Executive Vice President, Raven Industries, Inc., 1985 to 2000. Joined Raven Industries, Inc. in 1975 as Sales and Marketing Manager.	1999	No

          All shares represented by proxies will be voted for the election of the foregoing nominees; provided, however, that if any such nominee should withdraw or otherwise become unavailable for reasons not presently known, such shares may be voted for another person in place of such nominee in accordance with the best judgment of the persons named in the proxies.

          The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of common stock of the Company present and entitled to vote for the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for the election of directors. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors, shall not be considered present and entitled to vote on the election of directors.

          All shares represented by proxies will be voted FOR all the previously named nominees unless a contrary choice is specified.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.

BOARD OF DIRECTORS AND COMMITTEES

          Director Compensation. The Board of Directors held four regular quarterly meetings and one special meeting during the last fiscal year. All directors attended at least 75 percent of these meetings. The Company has an Audit Committee, a Personnel and Compensation Committee and a Governance Committee. For the year ended January 31, 2004, directors who were not full-time employees of the Company were paid a retainer fee of $12,000, a fee of $1,200 per meeting (other than telephonic meetings) and $600 per telephonic meeting. Committee members received $600 per meeting attended. The Chairman of the Board receives compensation at the rate of $1,000 per month in addition to the annual retainer fee of $12,000.

          Governance Committee.

Members:	Cynthia H. Milligan (Chair) Anthony W. Bour David A. Christensen Thomas S. Everist Mark E. Griffin Conrad J. Hoigaard

Independence:	All of the Committee members meet the independence requirements of Nasdaq listing standards.

Responsibilities:
The Committee reviewed corporate governance standards and nominated candidates for the Board of Directors. It met twice in fiscal 2004. The Committee also assessed the Board’s effectiveness and established policies for Shareholder Communications with the Board and its Nominations Policy, both available on the Company’s website, www.ravenind.com.

Charter:	The Charter will be made available on the Company’s website, www.ravenind.com.

          Audit Committee.

Members:	Thomas S. Everist (Chair) Anthony W. Bour Cynthia H. Milligan

Independence and Financial Expertise:
The Board has determined that each of the directors on this committee meet the requirements to be named “audit committee financial experts” as defined by the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Committee members also meet the independence requirements of

Nasdaq listing standards.

Responsibilities:
The Audit Committee monitors the company’s procedures for reporting financial information to the public. It held two meetings in fiscal 2004. It is directly responsible for the appointment, compensation and oversight of the independent auditor and has the sole authority to appoint or replace the independent auditor. The Committee reviews the scope of the annual audit. The Committee also reviews related reports and recommendations and preapproves any non-audit services provided by such firm. In addition, the Committee maintains through regularly scheduled meetings and quarterly conference calls with the Committee Chair, open lines of communications between the Board of Directors and the Company’s financial management and independent auditor. See the “Audit Committee Report” below.

Charter:	A copy of the amended charter accompanies this proxy statement as Exhibit A. The charter will also be made available on the Company’s website, www.ravenind.com.

          Personnel and Compensation Committee.

Members:	David A. Christensen (Chair) Mark E. Griffin Conrad J. Hoigaard

Independence, Insiders and Interlocks:
All of the Committee members meet the independence requirements of Nasdaq listing standards. Mr. Christensen is the former President and Chief Executive Officer of the Company and joined the Committee after his retirement. He abstained from any matter coming before the Committee where there was a conflict of interest. No other member of the Personnel and Compensation Committee of the Board of Directors was an officer, former officer or associate of the Company or its subsidiaries during fiscal 2004. No executive officer of the Company served as a member of the Compensation Committee or Board of Directors of another entity in which one of whose executive officers served on the Company’s Compensation Committee or Board of Directors during fiscal 2004.

Responsibilities:
The Committee reviews the Company’s renumeration policies and practices, and makes recommendations to the Board in connection with all compensation matters affecting the Company. It held two meetings in fiscal 2004. Compensation matters concerning the Chief Executive Officer and the other executives of the Company were approved by the full Board in executive session, with the Chief Executive Officer excused. See the “Board Compensation Committee Report on Executive Compensation” below.

Charter:	The charter will be made available on the Company’s website, www.ravenind.com.

CORPORATE GOVERNANCE

          Code of Ethics. The Board of Directors, through its Governance Committee has adopted a Code of Ethics that applies to Directors, Officers and all employees of the Company. The Code of Ethics is available on the Company’s website at www.ravenind.com.

          Certain Relationships and Related Transactions. Mrs. Milligan is on the Board of Directors of Wells Fargo and Co. which provides borrowings to the Company, the terms of which management considers competitive with other sources generally available to the Company. There were no borrowings under the credit line in fiscal 2004.

          Nominations to the Board of Directors. The Governance Committee of the Board of Directors (the “Committee”) will recruit highly skilled and participative candidates who have the ability to strengthen the Board of Directors. The Committee will consider timely presented nominations from shareholders if candidates are qualified.

          Current Directors whose performance, capabilities and experience meet the Company’s expectations and needs are typically nominated for reelection. There are no term limits, but every five years the Committee will review the Director’s commitment and desire to remain on the Board. In accordance with the Company’s Corporate Governance Standards, Directors are not re-nominated after they reach their 72nd birthday.

          The size of the Board should be between seven and nine members, with a majority being independent members as defined by the Securities and Exchange Commission and the Nasdaq Stock Market. The Company’s lawyers, investment bankers and others with business links to the Company may not become Directors. Interlocking Directorships are not allowed.

          Recognizing that the contribution of the Board will depend on not only the character and capabilities of the Directors taken individually but also on their collective strengths, the Board should be composed of:

•	Directors chosen with a view toward bringing to the Board diverse experiences and backgrounds relevant to the Company’s business;

•	Directors who will form a balanced core of business executives with varied expertise;

•	Directors who have substantial experience outside the business community — in the public, academic or scientific communities, for example;

•	Directors who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies; and

•	A majority of Directors who are independent of the Company.

          In considering possible candidates for election as a Director, the Committee should be guided in general by the composition guidelines established above and, in particular, by the following:

•	Each Director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others and exercise good judgment;

•	Each Director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a Director;

•	Each Director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a Director;

•	Each Director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a Director; and

•	Each Director should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.

          Consistent with the Company’s bylaws, and the Committee Charter, the Committee will review and consider for nomination any candidate for membership to the Board recommended by a shareholder of the Company, in accordance with the evaluation criteria and selection process described above. Shareholders wishing to recommend a candidate for consideration in connection with an election at a specific annual meeting should notify the Committee well in advance of the meeting date to allow adequate time for the review process and preparation of the proxy statement, and in no event later than the first day of February.

          Communications with the Board of Directors. The Board of Directors believes that the most efficient means for shareholders and other interested parties to raise issues and questions and to get a response is to direct such communications to the company through the office of the Secretary of the Company. Other methods are also described in the Investor Relations section of the company’s public website, www.ravenind.com.

          If, notwithstanding these methods, a shareholder or other interested party wishes to direct a communication specifically to the Board of Directors, a letter to the Board is the most appropriate method. To insure that the communication is properly directed in a timely manner, it should be clearly identified as intended for the Board:

Raven Industries, Inc.
Attention: Board Communications — (Director Name if applicable)
P.O. Box 5107
Sioux Falls, SD 57117-5107

          The Corporate Secretary’s Office will collect and organize all such communications. A summary of communications received will be periodically provided to the Company’s Governance Committee, who will make the final determination regarding the disposition of any such communication.

          The Board believes that the Company should speak with one voice and has empowered management to speak on the Company’s behalf subject to the Board’s oversight and guidance on specific issues. Therefore, in most circumstances the Board will not respond directly to inquiries received in this manner but may take relevant ideas, concerns and positions into consideration.

EXECUTIVE COMPENSATION

     The following table (“Summary Compensation Table”) sets forth the cash and non-cash compensation earned for each of the last three fiscal years by the President and Chief Executive Officer and the Vice President and Chief Financial Officer:

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION			Long-Term Compensation
					Awards
					Securities
				Other Annual(1)	Underlying	All Other
Name and Principal		Salary ($)	Bonus ($)	Compensation ($)	Options	Compensation(2)
Position	Year				Granted (#)	($)

Ronald M. Moquist	2004	273,000	160,905	33,964	12,000	13,481
President and Chief	2003	262,500	150,570	104,700	20,000	12,944
Executive Officer	2002	250,000	150,000	100,570	24,000	9,058

Thomas Iacarella	2004	141,000	62,164	30,121	6,500	6,757
Vice President and	2003	135,000	58,077	57,410	10,000	6,377
Chief Financial	2002	129,000	58,050	37,484	12,000	4,849
Officer

(1)	Other Annual Compensation

	2004	2003	2002
Ronald M. Moquist
Tax reimbursement on stock based compensation		$66,281	$69,125
Life insurance premiums	$10,333	10,582	10,582
Company provided automobile	9,177	8,952	3,594
Other taxable fringe benefits	6,038	7,763	6,664
Tax reimbursement on taxable fringe benefits	8,416	11,122	10,605

	$33,964	$104,700	$100,570

Thomas Iacarella
Tax reimbursement on stock based compensation		$27,169	$11,025
Life insurance premiums	$5,357	4,130	4,130
Other taxable fringe benefits	14,234	15,537	13,008
Tax reimbursement on taxable fringe benefits	10,530	10,574	9,321

	$30,121	$57,410	$37,484

(2)	Represents the Company’s contribution related to the individual’s participation in the Company’s Profit Sharing and 401(k) Plans.

STOCK OPTIONS GRANTED FISCAL YEAR ENDED JANUARY 31, 2004

     The following table sets forth the information regarding the stock options that were granted during fiscal 2004 to the executive officers named in the Summary Compensation Table and the potential realizable value of such options if the value of the Company’s Common Stock appreciated during the term of such option at assumed rates of growth:

		% of Total			Potential realizable value at
	Securities	Options			Assumed rates of stock price
	Underlying	Granted to			Appreciation for option term(2)
	Options	Employees	Exercise price	Expiration
Name	Granted(#)(1)	in FY	($/sh)	Date	5% ($)	10%($)

Ronald M. Moquist	12,000	18.6	27.00	11-21-08	89,515	197,805
Thomas Iacarella	6,500	10.1	27.00	11-21-08	48,487	107,145

     (1)All options granted expire after five years and may be exercised at the rate of 25% per year after one year from the date of grant. Upon a change in control, vesting of options is accelerated. The option price may be paid in cash or by the delivery of shares of the Company’s common stock, held by the option holder for at least six months, valued at the market price on the date of the option exercise. Option grants of less than $100,000, as defined by the Internal Revenue Code of 1986, were incentive stock options and no income tax is payable by the executives unless shares are sold. However, incentive stock options are alternative minimum tax (AMT) preference items, potentially subjecting the executives to AMT liability in the year of exercise. The remaining options are considered to be non-qualified. In connection with the exercise of non-qualified stock options issued prior to fiscal 2000, the Company pays a reimbursement cash bonus of 35% of the exercise price of the option to assist in payment of income taxes payable by the employee as a result of the option exercise. The plan also allows for the payment of withholding taxes on the exercise of non-qualified stock options through the surrender of shares of the Company’s common stock at market value.

     (2)Amounts for the executives shown in these columns have been derived by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options and subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company’s stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

     The following table shows the stock options that were exercised during fiscal 2004 by the executive officers named in the Summary Compensation Table, the value realized by them as a result of exercising options, the number of unexercised options at the end of fiscal 2004 and the value of unexercised in-the-money options at the end of fiscal 2004:

			Number of unexercised options at FY end		Value of unexercised in-the- money options at FY end ($)
	Shares
	acquired on	Value
Name	exercise (#)	realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Ronald M. Moquist	30,000	473,600	53,750	60,000	1,147,475	941,600
Thomas Iacarella	12,310	295,868	11,475	22,625	220,343	291,251

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

     Each of Messrs. Moquist and Iacarella (the “Executives”) have entered into an employment agreement with the Company (collectively, the “Employment Agreements”). These Employment Agreements can be terminated by the Company or the Executive upon 30 days notice. The Employment Agreements provide that the Executives are entitled to participate in all employee benefit plans and fringe benefit programs maintained by the Company for its executive officers. In the event of death or other termination of employment without “cause” (as defined in the Employment Agreements) during the term of the Employment Agreements, each Executive who has reached specified retirement criteria is entitled to continuation of certain benefits. These benefits will be “grossed-up” to cover anticipated income taxes payable by the Executive on the benefits.

     Each Executive has also entered into a Change in Control Agreement with the Company (collectively, the “Control Agreements”). The Control Agreements contain provisions designed to encourage the Executives to carry out their employment duties in the event of a change of control (as defined below). Such provisions state that, if the Executive’s employment is terminated by the Company or the Executive within two years after the change in control, the Executive will receive a severance payment in an amount of twice his annual salary and incentive payment, and certain other benefits. These payments will be “grossed-up” to cover anticipated income and excise taxes.

     A “change in control” is deemed to occur when and if (i) any person becomes the “beneficial owner” of at least 30% of the Company’s stock or (ii) a majority of the Board of Directors become individuals other than “Incumbent Members” (as defined in the Control Agreements).

STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company’s Common Stock over the last five years with the total return of the Russell 2000 and the S & P Industrial Machinery Group.

Total Return on $100 Investment Assuming Reinvestment of Dividends

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company’s executives have been made by the Personnel and Compensation Committee of the Board of Directors (“Compensation Committee” or “Committee”). Each member of the Compensation Committee is an independent director.

     The Compensation Committee’s executive compensation policies are designed to provide compensation that integrate pay with the Company’s annual goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives.

     The Committee compares the entire compensation program with companies of comparable size in similar industries. Although the Committee believes that the Company’s program fell within the low to medium range for each individual executive, the Committee believes that the Company’s compensation program is sufficiently competitive to retain competent personnel. Comparisons were made with companies which are not necessarily included in the performance graph. The graph is based on broad industry averages while the compensation program was compared to a relatively limited number of specific companies to which the Company related in size or industry type.

     There are three elements in the Company’s executive compensation program, all determined by individual and corporate performance:

•	Base salary compensation
•	Annual incentive compensation
•	Stock options

     Base salary compensation, while largely subjective, is determined by the potential impact the individual has on the Company, the skills and experience required by the job, and the performance and potential of the incumbent in the job.

     The Company has a policy of granting incentive bonuses to its executive officers, which are based on the Company achieving certain net income and expense targets during a fiscal year. The net income targets are generally established as a range, such that no incentive bonus is paid until the Company has achieved at least the bottom of the target range and the maximum bonus paid if the Company achieved the high end of the target range would, in the case of Mr. Moquist, be 48% of his base salary. Mr. Moquist is also entitled to bonus compensation of up to 12% of his base salary if the Company meets certain expense control and inventory turn targets.

     Under the plan Mr. Iacarella could have earned up to 36% and 9% of base salary based on the same criteria as Mr. Moquist for net income, and expense control and inventory turns, respectively.

     The Committee has not made any adjustments to predetermined formulas, nor has it made any provision for discretionary adjustment or awards of compensation. The criteria and basis for incentive compensation described above is similar to that used in each of the three years for which executive compensation is disclosed.

     Awards of stock options under the Stock Option Plan are designed to promote the identity of long-term interests between the Company’s executives and its shareholders and assist in the retention of executives. The Stock Option Plan also permits the Committee to grant stock options to key personnel. Options become exercisable based upon criteria established by the Compensation Committee. Awards of options are generally granted on the same criteria as base salaries are determined.

     Based on recommendations of the Compensation Committee, the Board of Directors in fiscal 2004 granted stock options to officers and key employees. While the value realizable from exercisable options is dependent upon the extent to which the Company’s performance is reflected in the market price of the Company’s common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is primarily determined by each individual executive and not by the Compensation Committee.

     The annual base cash compensation of Mr. Moquist in fiscal 2004 was $273,000. Mr. Moquist received a $160,905 incentive based on partially achieving the net income and expense control targets described above. No subjective factors are used in determining annual incentive payments for Mr. Moquist or other executives. Mr. Moquist was granted 12,000 stock options as part of the Committee’s annual stock option grant recommendation.

     Submitted by the Personnel and Compensation Committee of the Company’s Board of Directors:

     David A. Christensen          Mark E. Griffin          Conrad J. Hoigaard

INDEPENDENT AUDITORS FEES

     PricewaterhouseCoopers LLP served as the Company’s independent auditor during fiscal 2004. The Company’s Audit Committee has engaged PricewaterhouseCoopers LLP to perform three quarterly reviews in fiscal 2005. The Committee selects the independent auditor, for a one-year engagement, at its November meeting. The aggregate fees billed by PricewaterhouseCoopers LLP for fiscal 2004 and 2003 are presented in the following table:

	2004	2003

Audit (1)	$117,000	$109,000

Audit related (2)	18,400	16,700

Tax services (3)	11,200	21,305

Total Fees	$146,600	$147,005

All items included in the above fee summary were subject to Audit Committee pre-approval. Such approval was obtained from the Committee or the Chair of the Committee prior to services performed and/or billing of services.

(1)	Total fees for the financial statement audit were in accordance with the respective engagement letters and include timely quarterly reviews. Billings for out-of-pocket expenses are not included.
(2)
Audited related billings include the audit of the company’s 401(k) plan. In fiscal 2003, billings include additional services provided for fiscal 2002 relating to the Company’s acquisition of Starlink and System Integrators, including research and consultation and additional audit procedures. Fiscal 2004 billings include additional services provided for fiscal 2003 relating to the Company’s adoption of FAS 123, “Accounting for Stock-based Compensation,” including research and consultation, testing of the Black Scholes valuation model and other audit procedures. Fiscal 2004 billings also include advisory services provided in connection with the Company’s implementation of Section 404 of the Sarbanes-Oxley Act of 2002. Services include a one-day training for Company personnel billed in fiscal 2004. The Audit Committee chair has approved additional consultations regarding Section 404 in fiscal 2005.

(3)	Tax services include the review of corporate income tax filings, consultation on nexus issues and a review of sales and use taxes.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of Raven Industries, Inc. (the “Audit Committee” or “Committee”) is composed of three independent directors and operates under a written charter. A copy of this charter is attached as Exhibit A of this Proxy Statement. The Committee selects the Company’s independent auditors. The Audit Committee has the authority to determine all funding and make any expenditures it deems necessary in order to carry out its responsibilities and duties.

     Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Company’s independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing their report. The Audit Committee is responsible for monitoring and overseeing these processes.

     In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the consolidated financial statements were fairly presented and prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees).

     The Company’s independent auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed the firm’s independence. The Committee also reviewed the services provided by the independent auditors (as disclosed under the caption “Independent Auditors Fees”) when considering their independence.

     Based upon the Audit Committee’s discussion with management and the independent auditors and the representations of management and the report of the independent auditors, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended January 31, 2004, filed with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Company’s Board of Directors:

     Thomas S. Everist          Anthony W. Bour          Cynthia H. Milligan

PROPOSALS OF SHAREHOLDERS

     Pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, any shareholder who desires to submit a proposal for action by the shareholders at the company’s 2005 annual meeting must submit such proposal in writing to Ronald M. Moquist, President and CEO, Raven Industries, Inc., P.O. Box 5107, Sioux Falls, South Dakota 57117-5107, by December 17, 2004. Shareholder proposals received after December 17, 2004, will not be included in the Company’s proxy statement relating to the 2005 annual meeting. Additionally, if the Company receives notice of a shareholder proposal after March 1, 2005, such proposal will be considered untimely under Rules 14a-4 and 14a-5(e), and the persons named in the proxies solicited by the Board of Directors for the Company’s 2005 Annual Meeting may exercise discretionary voting power with respect to such proposal. Due to the complexity of respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

OTHER MATTERS

     Compliance with Section 16(a) of the Securities Exchange Act of 1934. Section 16(a) of the Securities Exchange Act of 1934 requests the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file report of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the year ended January 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

     Solicitation. The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company, without extra compensation, may solicit proxies personally, by telephone, by telegram or special letter.

     The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matter that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intention of the persons named in the enclosed proxies to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Raven Industries, Inc.
Thomas Iacarella, Secretary

EXHIBIT A

March 13, 2004

RAVEN INDUSTRIES, INC.
AUDIT COMMITTEE CHARTER

Purpose

The primary purpose of the Audit Committee (the “Committee”) is to oversee the quality and integrity of the Company’s financial reporting process, including the financial reports and other information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and disclosure controls, and the annual independent audit of the Company’s financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board of Directors (the “Board”) and the Committee are in place to represent the Company’s shareholders; accordingly, the outside auditor is ultimately accountable to the Committee.

The Committee shall review the adequacy of this Charter on an annual basis and recommend to the entire Board any necessary or desirable amendments, as conditions may dictate.

Membership

The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition will meet the requirements of the Audit Committee Policy of the Nasdaq Stock Market.

Accordingly, all of the members will be directors:

•

Who are “independent” as defined by Nasdaq and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the rules and regulations of promulgated by the Securities and Exchange Commission (the “Commission”) thereunder;

•	Who have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

•	Who have a working familiarity with basic finance and accounting practices, including being able to read and understand financial statements.

In addition, at least one member of the Committee will have accounting or related financial management expertise, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Committee shall endeavor to have at least one of its members qualify as an “audit committee financial expert” in compliance with the criteria established by the Commission and other relevant regulations. The existence of such audit committee financial expert, including his or her name and whether he or she is independent, or the lack of an audit committee financial expert, shall be disclosed in the Company’s periodic public filings as required by the Commission.

Members of the Committee shall be elected by the Board at its annual meeting and shall serve until the next annual meeting of the Board or until their successors have been duly elected and qualified. Unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee.

Meetings

As part of its job to foster open communication, the Committee shall meet at least annually with management and the Company’s independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

Key Responsibilities

The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Company recognizes that financial management, as well as the outside auditors have more time, knowledge and more detailed information on the Company than do the Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

The following functions shall be common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances:

•	The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, as amended, or as updated by the Public Company Accounting Oversight Board (“PCAOB”).

•	As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61, as amended, or as updated by the PCAOB. This review will occur prior to the Company’s filing of the Form 10-Q.

•	The committee shall discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls.

•	The Committee shall:

•	Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1.
•	Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor’s independence; and
•	Take appropriate action to oversee the independence of the outside auditor, including approval in advance of non-audit services.

•	The Committee shall report its actions to the full Board with such recommendations as the Committee may deem appropriate.

•	The Committee shall have the ultimate authority and responsibility to select, evaluate, compensate and, where appropriate, replace the outside auditor.

•	The Committee shall have the authority to determine all funding and make any expenditures it deems necessary in order to carry out its responsibilities and duties.

•	The Committee shall establish procedures for:

•	The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters; and
•	The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

RAVEN INDUSTRIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 26, 2004
9:00 a.m.

Ramkota Inn
38E and I-29
Sioux Falls, SD 57104

Raven Industries, Inc. Box 5107, Sioux Falls, SD 57117-5107	proxy

This proxy is solicited on behalf of the Board of Directors.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side of this form.

If no choice is specified, the proxy will be voted “FOR” Item 1.

By signing the proxy, you hereby appoint Conrad J. Hoigaard and Ronald M. Moquist, or either of them, each with the power to appoint his substitute, to represent and to vote all the shares of common stock of RAVEN INDUSTRIES, INC. held by you on April 7, 2004, at the ANNUAL MEETING OF SHAREHOLDERS to be held on May 26, 2004, and at any adjournments or postponements thereof.

NOTE: The proxies named above may choose to exercise cumulative voting in the manner described in the accompanying Proxy Statement.

See reverse for voting instructions.

- Please detach here -

The Board of Directors Recommends a Vote FOR Item 1.

1. Election of directors:	01 Anthony W. Bour	05 Conrad J. Hoigaard	Vote FOR all	Vote WITHHELD
	02 David A. Christensen	06 Cynthia H. Milligan	nominees (Except	from all nominees
	03 Thomas S. Everist	07 Ronald M. Moquist	as indicated below)
04 Mark E. Griffin

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

If you wish to cumulate votes, please indicate your votes in the space that follows:

.

2. Upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ]	Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.